                                                                     Exhibit 3.7

                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------


      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NEW HAUSMAN BUS SALES, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF MARCH, A.D. 1994, AT 4:30 O'CLOCK P.M.








                                  SEAL            /s/ EDWARD J. FREEL
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State

                                           AUTHENTICATION: 9802035
                                           DATE: 06-14-99


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                                     *****

                           CERTIFICATE OF INCORPORATION

                                       OF

                           NEW HAUSMAN BUS SALES, INC.

                                     *****


1.  The name of the corporation is New Hausman Bus Sales, Inc.

2. The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5.  The name and mailing address of the incorporator is as follows:

    NAME                              MAILING ADDRESS
    ----                              ---------------
    Kristin S. Schloemer              1850 N. Central Ave.
                                      Phoenix, AZ  85004

6.  The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide. Meetings of the stockholders may be held within or without the state of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the state of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the


                                       2

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Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of March, 1994.



                                       /s/ Kristin S. Schloemer
                                       --------------------------------
                                       Kristin S. Schloemer

                                   STATE OF DELAWARE
                                                                PAGE 1
                           OFFICE OF THE SECRETARY OF STATE

                            ------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "HAUSMAN BUS SALES, INC.", A ARIZONA CORPORATION,

     WITH AND INTO "NEW HAUSMAN BUS SALES, INC." UNDER THE NAME OF "HAUSMAN BUS SALES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FOURTH DAY OF APRIL, A.D. 1994, AT 4 O'CLOCK P.M.

                                 [SEAL] /s/ Edward J. Freel
                                        ------------------------------------
                                        EDWARD J. FREEL, SECRETARY OF STATE

2387084  8100M                          AUTHENTICATION:        9802036
991237929                                         DATE:        06-14-99

                            CERTIFICATE OF MERGER                    4-4-94
                                      OF
                           HAUSMAN BUS SALES, INC.
                                     INTO
                         NEW HAUSMAN BUS SALES, INC.

                (Under Section 252 of the General Corporation
                        Law of the State of Delaware)

     New Hausman Bus Sales, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware ("New Hausman"), DOES HEREBY CERTIFY THAT:

     1. The name and state of incorporation of each of the constituent corporations are:

          (a) New Hausman Bus Sales, Inc., a Delaware corporation; and

          (b) Hausman Bus Sales, Inc., and Arizona corporation ("Hausman").

     2. An Agreement and Plan of Merger ("Agreement") has been approved, adopted, certified, executed and acknowledged by New Hausman and by Hausman in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware.

     3.   As to Hausman, there are 1,000 shares of common stock authorized.

     4.   The surviving corporation of the merger is New Hausman.

     5.   The surviving corporation is a corporation of the State of Delaware.

     6. Article 1 of the Certificate of Incorporation of New Hausman shall be amended to read in its entirety as follows:

          "The name of the corporation is Hausman Bus Sales, Inc."

          Such Certificate of Incorporation, as so amended, shall be the certificate of incorporation of New Hausman, until altered, amended or repealed in accordance with the laws of the State of Delaware.

     7. The executed Agreement is on file at the principal place of business of New Hausman Bus Sales, Inc. at 10 East Golf Road, Des Plaines, IL 60016.

     8. A copy of the Agreement will be furnished by New Hausman, on request and without cost, to any stockholder of Hausman.

     IN WITNESS WHEREOF, New Hausman has caused this certificate to be executed by John R. Nasi, its President, and attested by Kristin S. Schloemer, its Secretary, on this 1st day of April, 1994.

                                       NEW HAUSMAN BUS SALES, INC.

                                       By:  /s/ John R. Nasi
                                          ------------------------
                                             President

ATTEST:

By:  /s/ Kristin S. Schloemer
   ----------------------------
     Secretary